Exhibit 99.1

                                  NEWS RELEASE

[GLOBAL ENTERTAINMENT LOGO]
                                                For Further Information Contact:
                                                     Richard Kozuback, President
                                                Global Entertainment Corporation
                                                                    480-994-0772
                                                 www.globalentertainment2000.com

Global Entertainment Corporation                        Rudy R. Miller, Chairman
1600 North Desert Drive, Suite 301                              The Miller Group
Tempe, Arizona 85281                          Investor Relations for the Company
                                                                    602-225-0505
                                                          gee@themillergroup.net

                              FOR IMMEDIATE RELEASE

                    Global Entertainment Corporation Reports
                        First Quarter Fiscal 2009 Results

TEMPE, ARIZONA, OCTOBER 15, 2008 -- GLOBAL ENTERTAINMENT CORPORATION (NYSE ALTERNEXT US: GEE) - today reported revenue for the first quarter ended August 31, 2008 was $2.36 million compared to revenue of $3.22 million in the first quarter period ended August 31, 2007. While in the aggregate revenue decreased, project management fees increased $0.34 million in the first quarter fiscal 2009 and include fees associated with the projects in Independence, Missouri that began in February 2008 and the Allen, Texas project that started in June 2008. The increase in project management fees was offset however by a combination of the decreases of $0.52 million in facility management revenues, $0.54 million in license fees and $0.16 million in ticket service fees. The cancellation of a facility management contract in Ohio and the decline in the number of events held and the decrease in attendance at facilities under management in Rio Rancho, New Mexico and Prescott Valley, Arizona negatively affected facility management fees and ticket service fees in the first quarter fiscal 2009. License transfer fees, a part of the prior year first quarter revenue and not a regularly recurring event, did not occur in the current first quarter fiscal 2009. For the first three months of fiscal 2009, the company realized a net loss of $0.16 million or $0.02 per share compared to a net loss of $1.52 million or $0.23 per share for the three-month period ended August 31, 2007. The loss for the first quarter fiscal 2009 includes $0.05 million from discontinued operations, net of income taxes and a loss of $0.07 million from discontinued operations net of income taxes in the three-month period ended August 31, 2007.

Richard Kozuback, president and chief executive officer stated, "As a company in the entertainment business through our subsidiaries involved in arena development, facility and venue management and marketing, and venue ticketing we are doing our best to fight through these difficult economic times and are generally pleased with our results for the first quarter fiscal year 2009. We experienced a decline in the number of events held in the facilities we manage as well as a decline in venue attendance, which likely reflects people reigning in their discretionary spending. Nonetheless we approached breakeven in the first quarter as we focused on our core businesses and cost controls. Our ticketing services (GetTix.Net) continued as a significant contributor to total revenue accounting for 26.3% of revenue in the first quarter of this fiscal year.

The Independence, Missouri and Allen Texas projects will contribute project management revenue over a 20 month period. In Wenatchee, Washington the grand opening of the multi-purpose events and entertainment center occurred on October more...

Global Entertainment Corporation Reports First Quarter Fiscal 2009 Results October 15, 2008
Page 2


5th with substantial completion of construction effective October 3rd. The $52.8 million state-of-the-art facility hosts its first major events, the first three games of the NAHL hockey season on October 16th, 18th and 19th."

Concluding Kozuback stated, "We have moved beyond the burden of the expenses associated with our legal defense costs by settling significant legal issues and the losses connected with the operation of Cragar Industries, a business segment that we divested because it was unrelated to our core business model. Our focus now is on the effective operation of our core businesses and on controlling expenses, which in combination we hope will lead to strong operational and financial results for the benefit of our shareholders."

Visit our web sites:

www.globalentertainment2000.com                      www.centralhockeyleague.com
      www.coliseums.com                                    www.GetTix.net

Global Entertainment Corporation is an integrated events and entertainment company focused on mid-size communities that is engaged, through its six wholly owned subsidiaries, in sports management, multi-purpose events and entertainment centers and related real estate development, facility and venue management and marketing and venue ticketing. GLOBAL PROPERTIES I, in correlation with arena development projects, works to maximize value and development potential of new properties. INTERNATIONAL COLISEUMS COMPANY (ICC) serves as project manager for arena development while ENCORE FACILITY MANAGEMENT coordinates operations for all arena facility scheduling. GLOBAL ENTERTAINMENT MARKETING SYSTEMS (GEMS) pursues licensing and marketing opportunities related to the Company's sports management and arena developments and operations. GLOBAL ENTERTAINMENT TICKETING (GETTIX.NET) is a ticketing company for sports and entertainment venues. The WESTERN PROFESSIONAL HOCKEY LEAGUE, INC., through a joint operating agreement with the Central Hockey League, is the operator and franchisor of professional minor league hockey teams in nine states.

     Certain statements in this release may be "forward-looking statements" within the meaning of The Private Securities Litigation Reform Act of 1995. These forward-looking statements may include projections of matters that affect revenue, operating expenses or net earnings; projections of capital expenditures; projections of growth; hiring plans; plans for future operations; financing needs or plans; plans relating to the company's products and services; and assumptions relating to the foregoing.

     Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified. Future events and actual results could differ materially from those set forth in, contemplated by, or underlying the forward-looking information.

     Some of the important factors that could cause the company's actual results to differ materially from those projected in forward-looking statements made by the company include, but are not limited to, the following: intense competition within the sports and entertainment industries, past and future acquisitions, expanding operations into new markets, risk of business interruption, management of rapid growth, need for additional financing, changing consumer demands, dependence on key personnel, sales and income tax uncertainty and increasing marketing, management, occupancy and other administrative costs.

     These factors are discussed in greater detail in the company's Annual Report on Form 10-K for the year ended May 31, 2008, as filed with the Securities and Exchange Commission.

                            FINANCIAL TABLES FOLLOW:

Global Entertainment Corporation Reports First Quarter Fiscal 2009 Results October 15, 2008
Page 3


                GLOBAL ENTERTAINMENT CORPORATION AND SUBSIDIARIES
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                                   (UNAUDITED)
                                 (IN THOUSANDS)

                                                    August 31,          May 31,
                                                      2008               2008
                                                    --------           --------
ASSETS

Current Assets:
  Cash and cash equivalents                         $    563           $    443
  Restricted cash                                      1,250                 --
  Accounts receivable, net                             1,197              1,111
  Investment in Wenatchee, WA project                 47,209             34,473
  Other current assets                                   299              2,406
                                                    --------           --------

      Total Current Assets                            50,518             38,433

Other Assets                                           1,171                931
                                                    --------           --------

      Total Assets                                  $ 51,689           $ 39,364
                                                    ========           ========

LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities:
  Accounts payable and accrued liabilities          $  8,271           $  8,468
  Notes payable - current portion                     39,651             27,220
  Other liabilities                                      527                257
                                                    --------           --------

      Total Current Liabilities                       48,449             35,945

Notes payable and other long-term liabilities            270                297
                                                    --------           --------

      Total Liabilities                               48,719             36,242
                                                    --------           --------
Stockholders' Equity:
  Common stock                                             7                  7
  Paid-in capital                                     10,938             10,930
  Accumulated deficit                                 (7,975)            (7,815)
                                                    --------           --------

      Total Equity                                     2,970              3,122
                                                    --------           --------

      Total Liabilities & Stockholers' Equity       $ 51,689           $ 39,364
                                                    ========           ========

Global Entertainment Corporation Reports First Quarter Fiscal 2009 Results October 15, 2008
Page 4


                GLOBAL ENTERTAINMENT CORPORATION AND SUBSIDIARIES
                 CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

                                   (UNAUDITED)
                     (IN THOUSANDS EXCEPT PER SHARE AMOUNTS)

                                                                         Three Months Ended August 31,
                                                                          2008                  2007
                                                                       -----------           -----------
Revenue                                                                $     2,359           $     3,224

Expenses                                                                     2,475                 4,713
                                                                       -----------           -----------

Loss from operations                                                          (116)               (1,489)

Other income                                                                     4                    39
                                                                       -----------           -----------

Loss from continuing operations before income taxes                           (112)               (1,450)

Income tax benefit                                                              --                    --
                                                                       -----------           -----------
Loss from continuing operations                                               (112)               (1,450)

Loss from discontinued operations, net of income taxes                         (48)                  (68)
                                                                       -----------           -----------

Net loss                                                               $      (160)          $    (1,518)
                                                                       ===========           ===========

Loss per common share: Diluted
  Loss from continuing operations                                      $     (0.02)          $     (0.22)
  Loss from discontinued operations                                             --                 (0.01)
                                                                       -----------           -----------
       Net loss                                                        $     (0.02)          $     (0.23)
                                                                       ===========           ===========

Weighted average number of common shares outstanding: Diluted            6,625,114             6,508,700


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